GulfMark Offshore, Inc.
Announces 3rd Quarter 2003 Earnings Release Date
and Conference Call Information

     HOUSTON, TX, October 30, 2003 - GulfMark Offshore, Inc. (NASDAQ:GMRK) today announced plans to report earnings for the third quarter and nine months ended September 30, 2003, after the market close on Tuesday, November 11, 2003. The Company will conduct a conference call at 10:00 a.m. EST on Wednesday, November 12, 2003, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial (800) 450-0819 in the United States or (612) 332-0820 from outside the country.

     The conference call may also be accessed via the Internet at http://www.vcall.com/CEPage.asp?ID=85093.

     A telephonic replay of the conference call will be available after 1:30 p.m. EST on November 12, 2003 through November 14, 2003 and can be accessed by dialing (800) 475-6701 (international calls should use (320) 365-3844) and entering access code 705025. A replay will be available for approximately 30 days through the Internet and can be accessed by visiting the above-referenced Internet address.

     GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of fifty-six (56) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, Brazil and West Africa.

Contact:     Edward A. Guthrie, Executive Vice President
                   (713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.